Exhibit 2

DELEK GROUP LTD

25/11/2009

Re: DELEK GROUP LTD (HEREINAFTER: "THE COMPANY")

I hereby confirm that according to the board of directors' resolution, the company's signature rights, effective these date are as follows:

The joint signatures of any TWO signatories listed below, on and above the company seal or printed name, bind the company for any purpose.

Signatories
Mr. Gabi Last
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Mrs. Leora Pratt Levin
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/s/ Meital Avital
Meital Avital, Advocate